Exhibit 10.23

COMMERCIAL HOUSING PURCHASE AND SALE CONTRACT

(Translation)

Signing Date: August 25, 2011

Notes on Commercial Housing Purchase and Sale Contract

1. This contract is used for signing purpose. Before signing the contract, the buyer shall read the contract carefully. If the buyer has any different understandings on the articles and/or specialty terms in the contract, the buyer shall consult with local real estate regulatory authorities.

2. The commercial housing mentioned in the contract refers to the property which is developed, built, and sold by the real estate development enterprise.

3. To follow the principle of free will, both parties are allowed to revise, amend, or delete the clauses or articles of this signing format. Once the contract is signed and comes into effect, the final printed text shall be deemed as the terms agreed by both parties.

4. The text containing choices making and blanks filling shall be subject to the written contents.

COMMERCIAL HOUSING PURCHASE AND SALE CONTRACT

Seller: Qufu Jinxuan Real Estate Development Co., Ltd. (hereinafter refer to as “Party A”)
Purchaser: Qufu Natural Green Engineering Co., Ltd. (hereinafter refer to as “Party B”)

According to Contract Law of the People’s Republic of China, Law of the People’s Republic of China on Urban Real Estate Administration and other relevant stipulations of laws and regulations, Party A and Party B follow the principles of equality, free will, and negotiations to enter the following agreement concerning the purchase and sale of commercial housing.

Article 1: Basic information of commercial housing to be purchased by Party B

The commercial housing concerned is 30 apartments located through the floors from one to five in the Units of No. 1-3 in the 57th building of Guihejiayuan community. The room numbers designated to each apartment are subject to the registration records at real estate regulatory authorities.

The total construction area (pursuant to this contract) of the commercial housing is 3,900 square meters in addition to storage area of 600 square meters.

Article 2: The usage, construction method and quality standard of the commercial housing

This commercial housing is for residential use. The building is in brick-concrete structure with cast-in-place reinforced concrete floors. The quality of the commercial housing shall be inspected and assessed by Qufu City Construction Engineering Quality Supervision Center and shall pass the qualifying rating test or perform better.

Article 3: Price of the commercial housing

The sale of this commercial housing is calculated by its area at the group purchase price of RMB3,600 per square meter for living area and RMB 1,800 per square meter for storage area. The total price of the commercial housing is RMB 15,120,000 (fifteen million and one hundred and twenty thousand)

Article 4: Payment method and due dates

Upon the signing of this contract, Party B shall pay 30% of the total price to Party A as the deposit (i.e. RMB 4,536,000), and pay another 50% of the total price (i.e. RMB7,560,000) by the end of November 2011, and the balance of the price is due when Party A is able to process the legal documents concerning property ownership and land property rights and consign to Party B the keys of the commercial housing.

Article 5:

If Party B fails to make the payment after 20 days of the due date, Party A has the right to terminate the contract.

Article 6: Delivery date

Party A shall deliver the commercial housing pursuant to this contract to Party B by December 30, 2012.
If Party A cannot deliver the commercial housing on time due to force majeure, the delivery date shall be extended for one month. The extension is allowed if Party A gives the notice to Party B within thirty days after the force majeure occurs.

Article 7: Delivery

Within ten days after receiving the delivery notice of the purchased commercial housing, Party B shall provide this contract and the payment receipts to Party A to close the purchase. According to the national calculation principle, the settlement price equals the contract unit price multiple by the actually owned construction area based on survey (resulting in refund for any overpayment or a supplemental payment for any deficiency). Party A shall transact and provide to Party B the property ownership certification and furnish with Quality Warranty of Commercial Housing and Use Instruction of Residential Housing.  Party B shall sign the Property Management Agreement, and Party A shall consign the keys to Party B and deliver the housing.

Article 8: Liabilities for delivery overdue

If the commercial housing fails to be delivered on time due to the reason(s) of Party B, both parties agree to handle as follows: If Party B fails to make the settlement payment and complete the delivery within ten days after receiving the delivery notice, Party B shall pay 1‰ of the total price for each day overdue as the property caretaking fee and the penalty. If the commercial housing fails to be delivered on time due to the reason(s) of Party A, Party A shall pay 1‰ of the total price for each day from the following day of the delivery date defined in this contract till the actual delivery date.

Article 9: Ownership certification of the commercial housing and land use rights

Party A is responsible for providing the documents to establish the property ownership and the land use rights at the expenses of Party B according to the applicable national regulations.

Party A shall have the legal permission of the construction and sale of the commercial housing and the relevant authorizations and have the capability to process the certifications on time. Otherwise, Party B has the rights to terminate this contract; Party A shall refund all the payment previously made by Party B in addition to the penal sum equivalent to 5% of the total price and compensate other relevant loss occurred to Party B.

Article 10: Miscellaneous

1.
After delivery, Party B shall follow the supervision of the community property management company and the Family Planning Office; follow the applicable procedures to open accounts for utility use including water, electricity, heating, gas, telephone, cable s and pay for the opening fees.

2.	The schedule and rate for heating supply are based on the offering of heating supplier and/or regulatory authorities’ policies.

3.
The commercial housing purchased by Party B shall only be used for residential purpose.  Party B shall not make unauthorized change to the construction structure, load-bearing structure or the usage of the commercial housing. Party B shall bear all  losses due to the quality issues triggered by these unauthorized changes or remodeling activities.

Article 11: Supplementary articles

1.	This contract has three identical copies. Party A and Party B respectively hold one copy.

2.	Any dispute related to this contract will be negotiated by both parties to resolve, if an agreement cannot be reached, the dispute shall be filed to Jining Arbitration Committee for arbitration.

3.	Within 30 days after the signing date, the contract shall be registered with real estate regulatory authorities.

Commercial Housing Construction Safety Standard

1.	Structure: brick-concrete structure with cast-in-place reinforced concrete floors.

2.	Exterior Wall: exterior wall tiles painted with high-grade coatings.

3.	Interior Wall: composite mortar, fully putty, interior wall tiles covering bathrooms and kitchen to the ceiling and the floor, sanitary ware furnished.

4.	Roof: colorful cement tiles with insulation layer.

5.	Indoor Floor: cement mortar.

6.	Stair Well: marble floor

7.
Doors & Windows: exterior windows made of painted plastic steel and hollow glass; entrance equipped with burglarproof door; interior doors reserved with holes for future decoration purpose; automatic garage doors equipped.

8.
Heating Supply: central heating system equipped and adjustable in each apartment. The opening fee will be charged together at delivery by the heating supplier. Floor heating system is used for indoor heating.

9.	Gas: gas pipes are equipped to each apartment, and the opening fee will be charged together at delivery by the gas supplier.

10.	Telephone: Telephone connectors are available for use. Property owners are responsible for opening account application and making payment.

11.	Cable: Cable connectors are available for use. The opening fee will be charged together at delivery by the cable television station.

12.	Security System: The infrared alarming system will be installed around the community; an access control system will be installed at the entrance; the building intercom systems will also be equipped.

13.	The commercial housing is all equipped with solar energy system charged at delivery at the market price of solar energy by Party A.

Party A: Qufu Jinxuan Real Estate Development Co., Ltd.
Corporate seal and authorized representative signature
/s/ Qufu Jinxuan Real Estate Development Co., Ltd.
Qufu Jinxuan Real Estate Development Co., Ltd.
Phone: 13854771888

Party B: Qufu Natural Green Engineering Co., Ltd.
Corporate seal and authorized representative signature
/s/ Laiwang Zhang
Laiwang Zhang
Phone: 0537-4915996, 4488350
Address: 6 Shengwang Aveue, Shuyuan Industrial Park, Qufu, Shandong Province
Zip code: 273100

Date: August 25, 2011